UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2003

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8993	13-4181699
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant’s telephone number, including area code)

Item 7.   Financial Statements and Exhibits.

(c)                                  Exhibits.  The following exhibits are furnished herewith:

Exhibit Number	Description
99 (a)	Text of press release issued by Safety Insurance Group, Inc. dated September 4, 2003.

Item 9.   Regulation FD Disclosure.

In a press release dated September 4, 2003, Safety Insurance Group, Inc. (the “Registrant”) announced the appointment of Peter J. Manning to Director on the Board of the Company.  The registrant’s press release dated September 4, 2003 is furnished herewith as Exhibit 99 (a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)
Date: September 4, 2003

	By:	/s/ WILLIAM J. BEGLEY, JR.
William J. Begley, Jr.
Chief Financial Officer